                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):   November 26, 1996.



                              INTEG INCORPORATED
            (Exact name of registrant as specified in its charter)




         Minnesota                      0-28420            41-1670176
(State or other jurisdiction of       (Commission       (I.R.S. Employer
incorporation or organization)        File Number)     Identification No.)


2800 Patton Road, St. Paul, MN                                55113
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:   (612) 639-8816


                                Not Applicable
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

          The Board of Directors of Integ Incorporated (the "Company") has declared a dividend of one preferred share purchase right (a "Right") per share for each outstanding share of Common Stock, par value $.01 (the "Common Shares"), of the Company. The dividend is payable to shareholders of record on December 6, 1996 (the "Record Date").

          Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 (the "Preferred Shares"), of the Company at a price of $110 per one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of November 26, 1996, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

          Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur, upon the earlier of: (i) the close of business on the 10th day following a public announcement that a Person or group of affiliated or associated Persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares other than as a result of a Permitted Offer and subject to certain exceptions) and (ii) the close of business on the 10th day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a Person or group of affiliated or associated Persons becoming an Acquiring Person.

          A "Permitted Offer" is a tender offer or an exchange offer for all outstanding Common Shares of the Company at a price and on terms determined by the Board of Directors of the Company after receiving advice from one or more investment banking firms, to be (a) fair to shareholders (taking into account all factors which the Board of Directors deems relevant) and (b) otherwise in the best interests of the Company and its shareholders and which the Board of Directors determines to recommend to the shareholders of the Company.

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

          As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on December 6, 2006, unless extended or earlier redeemed or exchanged by the Company as described below.

          The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) of this paragraph). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

          No fraction of a Preferred Share (other than fractions in integral multiples of one one-hundredth of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price on the last trading date prior to the date of exercise.

          The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are subject to adjustment in the event of a stock dividend on the Common Shares or a subdivision, combination or consolidation of the Common Shares.

          In the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at the then current aggregate exercise price, in lieu of Preferred Shares, such number of Common Shares of the Company having a current per share market price equal to twice the current aggregate exercise price.

          In the event that the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold and after the consummation thereof there is an Acquiring Person, holders of the Rights will thereafter have the Right to receive, upon exercise thereof at the then current exercise price of the Right, such number of Common Shares of the acquiring company (or, in certain cases, one of its Affiliates) having a current per share market price equal to twice the current aggregate exercise price.

          At any time after a Person becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights for Common Shares at an exchange ratio of one Common Share per right, subject to adjustment.

          At any time before a Person has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), subject to adjustment. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

          99.  Press Release dated November 27, 1996.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


Date:  November 27, 1996


                              INTEG INCORPORATED



                              By /s/ Frank A. Solomon
                                 -------------------------------
                                  Frank A. Solomon
                                  President and Chief Executive Officer

                                 EXHIBIT INDEX
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EXHIBIT   DESCRIPTION OF EXHIBIT                         PAGE NUMBER
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  99      Press Release dated November 27, 1996               7